UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2020

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

51 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	SPWR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2020, the Board of Directors of SunPower Corporation, a Delaware corporation (the “Company”), voted to rescind the previously announced temporary reductions in the base salaries of certain of its executive officers, effective as of September 24, 2020, based on the achievement of certain financial milestones. The fully reinstated base salaries in effect from and after September 24, 2020 are as set forth in the table below.

Executive Officer	Base Salary ($)
Thomas H. Werner, President and Chief Executive Officer	600,000
Manavendra S. Sial, Executive Vice President and Chief Financial Officer	435,000
Douglas J. Richards, Executive Vice President, Administration	380,000
Kenneth L. Mahaffey, Executive Vice President and General Counsel	335,000

As previously reported, the temporary salary reductions, which initially took effect on March 25, 2020, were approved at management’s request as part of the Company’s strategy to address financial and operational impacts of the COVID-19 pandemic. Additional temporary salary reductions, which initially took effect on April 20, 2020, were rescinded on July 27, 2020 upon the achievement of other financial milestones, as previously disclosed.

These actions are part of the Company’s thoughtful management of its business throughout the pandemic, including through reduced work weeks and employee pay reductions, which were reinstated this past summer, as previously announced.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

September 17, 2020	By:	/S/ KENNETH L. MAHAFFEY
	Name:	Kenneth L. Mahaffey
	Title:	Executive Vice President and General Counsel